UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported), August 16, 2004

                                ISecureTrac Corp.
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               (Exact name of registrant as specified in charter)

           Delaware                   0-26455                  87-0347787
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 (State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)             File Number)          Identification No.)

5022 South 114th Street, Omaha, Nebraska                          68137
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(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code (402) 537-0022

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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

ITEM 5. OTHER EVENTS.

On August 16, 2004, iSecureTrac Corp. announced that its 10-QSB for the quarterly period ending June 30, 2004, reflects a restatement of results of operations for the quarter ending March 31, 2004. This restatement has resulted in a reduction of financing fees and additional paid in capital of approximately $1.7 million for the quarter ended March 31, 2004. This reduction of financing fees reduced the previously reported net loss of approximately $5,512,000 to $3,811,000. The restatement resulted from the Company incorrectly expensing the fair value of stock warrants related to stock issuance costs and stock warrants issued in connection with issuance of common stock for cash. The Company will file an amended 10-QSB to reflect this restatement.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ISECURETRAC CORP.


Date: August 16, 2004                        By: /s/ Thomas E. Wharton, Jr.
                                                 ------------------------------
                                                 Thomas E. Wharton, Jr.
                                                 President & CEO




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